UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - August 19, 2005

ACE LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	001-11778	98-0091805
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of Incorporation Identification No.)

ACE Global Headquarters
17 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 295-5200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c)

 Item 1.01  Entry into a Material Definitive Agreement.

    ACE Limited has revised its directors compensation to increase the annual retainer to $170,000, payable in the form of restricted stock units having a fair market value, based on the value of the Company's Ordinary Shares, of $100,000, with $70,000 payable in cash.  In addition, Board members may be paid a fee for attendance at special meetings, at the discretion of the Chairman of the Board and the Lead Director, which fee will be $2,000 for  telephonic meetings and $3,000 for in person meetings.  The increase in the annual retainer will be paid in cash for the current plan year except in the case of directors who have previously elected to receive all of their compensation (other than for special meetings) in the form of stock units.  See the summary of director compensation which is attached as Exhibit 10.1 hereto.

Item 9.01   Financial Statements, Pro Forma Financial Information and Exhibits.

                   (c) Exhibits

                   Exhibit
                   Number        Description

                  10.1                Summary of director compensation*

                                                    *Management Contract or Compensation Plan

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE LIMITED.

By:	/s/ Brian Duperreault
Brian Duperreault

DATE:   August 25, 2005